UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013 (December 19, 2013)

STARBOARD RESOURCES INC (Exact name of registrant as specified in its charter)

Delaware	000-1554970	45-2450439
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

300 E. Sonterra Blvd, Suite 1220 San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(210) 999-5400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Background

Gregory Imbruce, acting alone or in conjunction with one or more other persons, directly or indirectly took initiative in founding and organizing Starboard Resources LLC in June 2011.  Thus Mr. Imbruce is defined as a “Promoter” under SEC Rule 405.  Mr. Imbruce was a Company director from its founding to April 2012.

Further, Giddings Oil & Gas LP owns 5,266,967 of our common stock shares which is 42.6049% of our outstanding common stock.  Asym Energy Fund III LP owns 3,497,941 of our common stock shares which is 28.2951% of our common stock shares.  Hunton Oil Partners LP owns 870,092 of our common stock shares which is 7.0382% of our common stock shares.

Finally, Gregory Imbruce controls Giddings Genpar LLC, Asym Capital III LLC and Hunton Oil Genpar LLC, the original general partners of Giddings Oil & Gas LP, Asym Energy Fund II LP and Hunton Oil Partners LP.  On May 8, 2013, counsel for limited partners of Giddings Oil & Gas LP, Asym Energy Fund III LP and Hunton Oil Partners LP informed the Company that “87.5% of the limited partners of the three limited partnerships have removed Gregory Imbruce and/or his affiliates as general partner of said partnerships. In addition, the limited partners have appointed Chuck (Charles) Henry as the replacement general partner.”   We are aware of a letter from counsel for Gregory Imbruce and his affiliates to counsel for the limited partners dated April 6, 2013 denying the effectiveness of the removal notice.

Connecticut Order to Cease and Desist and Notice of Intent to Fine

On December 17, 2013, the Connecticut Banking Commissioner, Howard F. Pitkin, issued an “Order to Cease and Desist, Notice of Intent to Fine and Notice of Right to Hearing” against Gregory Imbruce, Giddings Oil & Gas LP, Giddings Genpar LLC, Hunton Oil Partners LP, Hunton Oil Genpar LLC, Asym Energy Fund III LP and Asym Capital III LLC alleging violations of the anti-fraud, securities registration and investment adviser registration provisions of the Connecticut Uniform Securities Act.  The allegations or findings against Giddings Oil & Gas LP, Asym Energy Fund III LP and Asym Energy Fund III LP are limited to violations of the anti-fraud and securities registration provisions of the Connecticut Uniform Securities Act.

The Order to Cease and Desist against said respondents is effective immediately, but may be contested at hearing by the respondents.  Any such hearing on the Order to Cease and Desist and Intent to Fine will be held on February 26, 2014 in Hartford, Connecticut.  A copy of the order is attached as Exhibit 9.01.1 to this Form 8-K.

Starboard Resources, Inc. may be subject to a disqualifying event for SEC Rule 506 offerings under SEC Rule 506(d)(1)(iii)

The Connecticut Order to Cease and Desist includes findings of violations of the anti-fraud provisions of the Connecticut Uniform Securities Act against Giddings Oil & Gas LP, Asym Energy Fund II LP and Hunton Oil Partners LP.  These respondents collectively own 77.9382% of our shareholder voting interest.  Further, two of the respondents, Giddings Oil & Gas LP and Asym Energy Fund II LP each exceed the 20% voting interest threshold stated in SEC Rule 506(d).

The Connecticut Order to Cease and Desist is effective and subject to hearing if contested.  Consequently, until such time as the Order to Cease and Desist is contested by Giddings Oil & Gas LP, Asym Energy Fund II LP and Hunton Oil Partners LP, it may be deemed to be a “final order” of a state securities administrator under SEC Rule 506(d)(1)(iii).  The respondents must contest the Connecticut Order to Cease and Desist by the fourteenth day after the day the respondents receive the Order.

SEC Rule 506(d)(1) provides that:

No exemption under this section shall be available for a sale of securities if . . . . any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power, . . . . is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions) . . . that . . . (c)onstitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale.

Thus, the  Connecticut Order to Cease and Desist thus would disqualify Starboard from offering or issuing securities using the SEC Rule 506 safe harbor from securities registration requirements if the Order to Cease and Desist is deemed to be a “final order.”

Request for determination that a disqualification of our use of the SEC Rule 506 safe harbor exemption from securities registration requirements “should not arise as a consequence of” the Connecticut Order to Cease and Desist.

We requested a determination from the Connecticut Department of Banking on December 18, 2013, that a disqualification of our authorization to offer or issue securities pursuant to the SEC Rule 506 safe harbor exemption from securities registration requirements “should not arise as a consequence of” the Connecticut Order to Cease and Desist.  We have also requested that the Connecticut Department of Banking notify the SEC in writing of that determination.

The Connecticut Department of Banking is authorized to issue such a determination under SEC Rule 506(d)(2)(iii) which provides that:

Paragraph (d)(1) of this section shall not apply:  . . . . (iii) If, before the relevant sale, the court or regulatory authority that entered the relevant order, judgment or decree advises (whether contained in the relevant judgment order or decree or separately to the Commission or its staff) that disqualification under paragraph (d)(1) of this section should not arise as a consequence of such order, judgment or decree.

We include a copy of our correspondence to the Connecticut Department of Banking is as Exhibit 9.01.2 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit 9.01.1 –	Copy of Connecticut Banking Commissioner Order dated December 17, 2013.

Exhibit 9.01.2 –	Request to Connecticut Department of Banking for waiver of disqualifying event status under SEC Rule 506(d)(2)(iii) dated December 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starboard Resources, Inc.

Date: December 19, 2013	By:	/s/ Michael Pawelek
Michael Pawelek
Chief Executive Officer